The Board of Directors
The Millbrook Press Inc.

We consent to the use our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------------
                                            KPMG Peat Marwick LLP


New York, New York
October 22, 1996